UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2012

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification No.
1-11607	DTE Energy Company (a Michigan corporation) One Energy Plaza Detroit, Michigan 48226-1279 313-235-4000	38-3217752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

.
Item 8.01.      Other Events.
On October 1, 2012, DTE Energy Company (“DTE Energy”) completed its sale of $200,000,000 aggregate principal amount of its 2012 Series C 5.25% Junior Subordinated Debentures due 2062 (the “Debentures”). The Debentures were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement on Form S-3 (File No. 333-183442) of DTE Energy. The Debentures are being issued pursuant to the Amended and Restated Indenture, dated as of April 9, 2001, by and between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee, as supplemented by a Supplemental Indenture dated as of September 1, 2012. This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with the sale of the Debentures.
Item 9.01.      Financial Statements and Exhibits.
(d) Exhibits

4-275
Supplemental Indenture, dated as of September 1, 2012, to the Amended and Restated Indenture, dated as of April 9, 2001, by and between DTE Energy Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (2012 Series C).

5.1	Opinion and Consent of Patrick B. Carey, Esq., Associate General Counsel of DTE Energy Company, relating to the Debentures.
8.1    Opinion and Consent of Hunton & Williams LLP regarding tax matters.
23.1    Consent of Patrick B. Carey, Esq., Associate General Counsel of DTE Energy (included in the opinion filed as Exhibit 5.1).
23.2    Consent of Hunton & Williams LLP (included in the opinion filed as Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2012            DTE ENERGY COMPANY
(Registrant)

/s/ Daniel G. Brudzynski
Daniel G. Brudzynski
Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

4-275
Supplemental Indenture, dated as of September 1, 2012, to the Amended and Restated Indenture, dated as of April 9, 2001, by and between DTE Energy Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (2012 Series C).

5.1	Opinion and Consent of Patrick B. Carey, Esq., Associate General Counsel of DTE Energy Company, relating to the Debentures.
8.1	Opinion and Consent of Hunton & Williams LLP regarding tax matters.
23.1	Consent of Patrick B. Carey, Esq., Associate General Counsel of DTE Energy (included in the opinion filed as Exhibit 5.1).
23.2	Consent of Hunton & Williams LLP (included in the opinion filed as Exhibit 8.1).